     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

   BOISE CASCADE CORPORATION                  DELAWARE                         82-0100960
     BOISE CASCADE TRUST I                    DELAWARE                     TO BE APPLIED FOR
     BOISE CASCADE TRUST II                   DELAWARE                     TO BE APPLIED FOR
    BOISE CASCADE TRUST III                   DELAWARE                     TO BE APPLIED FOR
 (Exact name of registrants as    (State or other jurisdiction of           (I.R.S. Employer
  specified in their charters)     incorporation or organization)         Identification Nos.)

                            ------------------------

                           1111 WEST JEFFERSON STREET
                                  P.O. BOX 50
                            BOISE, IDAHO 83728-0001
                                 (208) 384-6161
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                            ------------------------

                                JOHN W. HOLLERAN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           BOISE CASCADE CORPORATION
                           1111 WEST JEFFERSON STREET
                                  P.O. BOX 50
                            BOISE, IDAHO 83728-0001
                                 (208) 384-7704
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

             J. CRAIG WALKER                         ROBERT E. BUCKHOLZ, JR.
            BELL, BOYD & LLOYD                         SULLIVAN & CROMWELL
        Three First National Plaza                       125 Broad Street
            Chicago, IL 60602                           New York, NY 10004
              (312-807-4321)                              (212-558-3876)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE*

                                                                                                   PROPOSED
                                                              AMOUNT            PROPOSED            MAXIMUM
                  TITLE OF EACH CLASS                          TO BE             MAXIMUM           AGGREGATE
                     OF SECURITIES                          REGISTERED       OFFERING PRICE     OFFERING PRICE        AMOUNT OF
                   TO BE REGISTERED                           (1)(2)         PER UNIT (1)(2)        (1)(2)        REGISTRATION FEE
Boise Cascade Corporation Common Stock, $2.50 par value
  (3)
Boise Cascade Corporation Preferred Stock, no par value
  (3)
Boise Cascade Corporation Debt Securities
Boise Cascade Corporation Warrants
Boise Cascade Corporation Purchase Contracts (4)
Units (5)
Boise Cascade Corporation Depositary Shares (6)
Boise Cascade Trust I Preferred Securities (7)
Boise Cascade Trust II Preferred Securities (7)
Boise Cascade Trust III Preferred Securities (7)
Boise Cascade Corporation Guarantees of Preferred
  Securities of Boise Cascade Trust I, II and III (8)
Total                                                                                            $265,000,000          $73,670

(1) Such indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Warrants, Units, Depositary Shares and Guarantees of Boise Cascade Corporation ("Boise Cascade") and Preferred Securities of Boise Cascade Trust I, II and III (the "Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of Boise Cascade may be issued and sold to the Trusts, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of the Trusts for no further consideration upon a dissolution of any such Trust and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby, and the exercise price of any securities issuable upon exercise of the Warrants registered hereby, will not exceed $265,000,000.

(3) Also includes such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities registered hereunder that provide for conversion or exchange into other securities, and Boise Cascade Corporation Common Stock Purchase Rights relating to each share of Common Stock. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for Debt Securities, Preferred Stock or Preferred Securities or for any Boise Cascade Corporation Common Stock Purchase Rights. Also consists of such currently indeterminate number of shares of Common Stock issuable upon settlement of the Purchase Contracts of Boise Cascade.

(4) Each Purchase Contract of Boise Cascade obligates Boise Cascade to sell, and the holder thereof to purchase, a number of shares of Common Stock or Preferred Stock.

(5) Any security registered under this registration statement may be offered as a Unit with any other security registered under this registration statement.

(6) In the event Boise Cascade elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under such agreement.

(7) Each Preferred Security of Boise Cascade Trust I, II and III represents a preferred undivided beneficial ownership interest in the assets of Boise Cascade Trust I, II and III, respectively.

(8) No separate consideration will be received for the Guarantees of Boise Cascade.

* The prospectus included in this registration statement is a combined prospectus under Rule 429 of the Securities Act. The prospectus included here also relates to $35 million aggregate amount of securities registered under Registration Statement No. 33-55396 which remain unsold. Boise Cascade previously paid $46,875 in filing fees with respect to those securities.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED MARCH 24, 1999

PROSPECTUS

                                  $300,000,000
                           BOISE CASCADE CORPORATION
                             BOISE CASCADE TRUST I
                             BOISE CASCADE TRUST II
                            BOISE CASCADE TRUST III


The information in this         BOISE CASCADE CORPORATION
prospectus is not complete and  We may offer and sell, in one or more offerings:
may be changed. We may not      - common stock
sell these securities until     - preferred stock
the registration statement      - debt securities
filed with the Securities and   - warrants
Exchange Commission is          - purchase contracts
effective. This prospectus is   We may also offer and sell units comprised of two or more
not an offer to sell these      different securities listed above.
securities and it is not        The purchase contracts will require a purchaser to buy a
soliciting an offer to buy      certain amount of common stock or preferred stock, and
these securities in any state   may obligate us to pay the purchasers certain fees.
where the offer or sale is not  THE TRUSTS
permitted.                      The Trusts are each Delaware business trusts that may
WE MAY OFFER AND SELL, IN ONE   offer and sell preferred securities in one or more
OR MORE OFFERINGS, CERTAIN      offerings. Each Trust will use all of the proceeds from
DEBT AND EQUITY SECURITIES.     the sale of its preferred securities to buy subordinated
THE TOTAL OFFERING PRICE OF     debt securities of Boise Cascade Corporation. The Trust
THESE SECURITIES, IN THE        will receive cash payments from the subordinated debt
AGGREGATE, WILL NOT EXCEED      securities, which it will distribute to the holders of
$300,000,000. WE WILL PROVIDE   its preferred and common securities. Boise Cascade
THE SPECIFIC TERMS AND THE      Corporation will own all of the common securities of the
INITIAL PUBLIC OFFERING PRICE   Trusts, and will unconditionally guarantee the Trusts'
FOR EACH OFFERING IN A          obligation to distribute cash to the holders of Trust
SUPPLEMENT TO THIS PROSPECTUS.  preferred securities.
YOU SHOULD CAREFULLY READ THIS
PROSPECTUS AND THE SUPPLEMENT
BEFORE YOU DECIDE TO INVEST.
This prospectus may not be
used to sell securities unless
accompanied by a prospectus
supplement.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March   , 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Certain Forward-Looking Statements.........................................................................           2
About this Prospectus......................................................................................           3
Boise Cascade..............................................................................................           3
The Trusts.................................................................................................           3
Use of Proceeds............................................................................................           5
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends............................................................................           5
Description of the Securities We May Offer.................................................................           5
Description of Common Stock................................................................................           8
Description of Preferred Stock.............................................................................           9
Description of Depositary Shares...........................................................................          14
Description of Debt Securities.............................................................................          17
Description of Warrants....................................................................................          28
Description of the Purchase Contracts and the Units........................................................          29
Description of the Trust Preferred Securities..............................................................          29
Description of the Trust Preferred Securities Guarantee....................................................          34
Relationship Among the Trust Preferred Securities, the Trust Preferred Securities
  Guarantee and the Subordinated Debt Securities Held by the Trust.........................................          37
Plan of Distribution.......................................................................................          37
Validity of Offered Securities.............................................................................          39
Experts....................................................................................................          39
Where You Can Find More Information........................................................................          40
Incorporation by Reference.................................................................................          40

                       CERTAIN FORWARD-LOOKING STATEMENTS

    Certain statements made in this prospectus or incorporated by reference in this prospectus may constitute forward-looking statements. Because these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by the statements. Factors that could cause actual results to differ include, among other things:

    - changes in domestic or foreign competition;

    - increases in industry capacity through construction of new mills or conversion of older facilities to produce competitive products;

    - variations in demand for our products;

    - changes in the cost for or the availability of raw materials, particularly market pulp and wood;

    - the cost of compliance with new environmental laws and regulations;

    - changes in same-location sales;

    - inability to achieve cost structure improvements in our businesses;

    - the pace and success of new initiatives and acquisitions;

    - the integration of information systems, particularly in our office products business;

    - the success of computer-based system enhancements;

    - business interruption caused by Y2K issues;

    - occurrence of natural disasters, including fire, wind or insect damage to timberlands; and

    - changes in general economic conditions both domestically and abroad.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we sell through these offerings will not exceed $300,000,000.

    This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

    This prospectus does not contain separate financial statements for the Trusts. We do not believe these financial statements would be useful since each Trust is our direct or indirect wholly-owned subsidiary, and we file consolidated financial information under the Exchange Act. The Trusts will not have any independent function other than to issue common and preferred securities and to purchase our subordinated debt securities. We will provide a full, unconditional guarantee of each Trust's obligations under its common and preferred securities.

    You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We will not, and the underwriters will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                 BOISE CASCADE

    Boise Cascade Corporation is a major distributor of office products and building materials and an integrated manufacturer and distributor of paper and wood products. We also own and manage over 2 million acres of timberland in the United States.

    Boise Cascade is a Delaware corporation, and our principal executive office is located at 1111 West Jefferson Street, Boise, Idaho 83728-0001, telephone 208/384-6161. All references to "we," "us," or "Boise Cascade" in this prospectus mean, unless the context otherwise indicates, Boise Cascade Corporation and its consolidated subsidiaries.

                                   THE TRUSTS

    Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by Boise Cascade, as depositor, and the trustees (described below) for the trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Trust's declaration will be amended and restated substantially in the form filed as an exhibit to the registration statement, as of the date the securities of that Trust are initially issued. Each amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

    Each Trust exists solely for the purposes of:

    - issuing preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

    - investing the proceeds of those securities issuances in junior subordinated debt securities of Boise Cascade; and

    - engaging only in other incidental activities.

    Boise Cascade will own, directly or indirectly, all of the common securities of each Trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under the Trust's amended declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The aggregate liquidation amount of the common securities will equal 3% of the total capital of each Trust.

    Each Trust has a term of approximately 55 years, but may terminate earlier as provided in its amended declaration. The business and affairs of each Trust will be conducted by the trustees appointed by Boise Cascade, as the direct or indirect holder of all the common securities of that Trust. Boise Cascade, as holder of all of the common securities, will be entitled to appoint, remove or replace any of the trustees of each Trust.

    The duties and obligations of the trustees shall be governed by the amended declaration of each Trust. A majority of the trustees of each Trust will be persons who are employees or officers of or affiliated with Boise Cascade. In limited circumstances to be set forth in the prospectus supplement, the holders of a majority of the preferred securities will be entitled to appoint one additional trustee, who need not be an employee or officer of or otherwise affiliated with Boise Cascade.

    One trustee of each Trust will be a financial institution which will be unaffiliated with Boise Cascade and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in the prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the Trust securities. The property trustee will have the power to exercise all rights, powers and privileges under the indenture related to the junior subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account, a "Property Account," to hold all payments made in respect of the junior subordinated debt securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the Property Account.

    The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are set forth in the amended declaration of each Trust, the Delaware Business Trust Act and the Trust Indenture Act. Boise Cascade will pay all fees and expenses related to the Trusts and the offering of trust securities. The office of the Delaware trustee for each Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust will be c/o Boise Cascade Corporation, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

                                USE OF PROCEEDS

    Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, and capital expenditures. We may also use proceeds for acquisition of new facilities, real property, or other business enterprises. Each of the Trusts will use the net proceeds from the sale of its preferred securities to purchase a series of junior subordinated debt securities from Boise Cascade. We also expect to use the net proceeds from the sale of those junior subordinated debt securities for the purposes described in this section.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                            YEAR ENDED DECEMBER 31
                                                         ----------------------------
                                                         1994  1995  1996  1997  1998
                                                         ----  ----  ----  ----  ----
Ratio of earnings to fixed charges (1).................    --  4.18    --    --    --

Ratio of earnings to combined fixed charges and
  preferred stock dividends (1)........................    --  3.34    --    --    --

------------------------

(1) Earnings before fixed charges and earnings before combined fixed charges and preferred stock dividends were inadequate to cover total fixed charges and total combined fixed charges and preferred stock dividends by $88,207,000, $5,602,000, $50,666,000 and $33,499,000 for the years ended December 31,
    1994, 1996, 1997 and 1998.

    For any further information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K. For any further information on the Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends, please see
Exhibit 12.2 to the registration statement.

                   DESCRIPTION OF THE SECURITIES WE MAY OFFER

    Boise Cascade may issue, in one or more offerings:

    - common stock, par value $2.50 per share;

    - preferred stock, no par value per share, which may be issued in the form of depositary shares representing fractions of shares of preferred stock;

    - debt securities, which may be senior or subordinated;

    - warrants to purchase other securities; and

    - purchase contracts.

    We may also offer and sell units comprised of two or more different securities listed above.

    The Trusts may issue, from time to time, in one or more offerings, Trust preferred securities that will be unconditionally guaranteed by Boise Cascade.

    This prospectus contains a summary of the material and general terms of the various securities that we or the Trusts may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered, as described in the sections below. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

    In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to Boise Cascade. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

BOOK-ENTRY SYSTEM

    Boise Cascade or the Trusts may issue securities in the form of one or more fully registered global securities. These will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

    DTC has advised Boise Cascade that it is:

    - A limited-purpose trust company organized under the laws of the state of New York;

    - A member of the Federal Reserve System;

    - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    - A "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

    DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

    Upon issuance of a global security representing offered securities, DTC will credit (on its book-entry registration and transfer system) the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

    So long as DTC (or its nominee), is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

    - be entitled to have the offered securities registered in their names; or

    - receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

    Each person owning a beneficial interest in a global security must rely on DTC's procedures (and, if that person holds through a participant, on the participant's procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures provide that DTC may grant proxies and otherwise authorize participants to take any action which it (as the holder of a global security) is entitled to take under the indentures or the global security. We understand that under existing industry practice, if Boise Cascade or a Trust requests any action of holders or an owner of a beneficial interest in a global security desires to take any action that

DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

    Boise Cascade or the Trusts will make payments with respect to securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers' accounts in "street name") and will be the responsibility of the participants. None of Boise Cascade, the Trusts or any trustee will have any responsibility or liability for:

    - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

    - maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

    - any other aspect of the relationship between DTC and its participants; or

    - the relationship between the participants and the owners of beneficial interests in a global security.

    Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

    The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

    - DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

    - Boise Cascade decides at any time not to have the securities of that series represented by a global security and so notifies the Trustee; or

    - In the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

    If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, the global securities are not exchangeable, except for a global security(ies) of the same aggregate denomination to be registered in DTC's or its nominee's name.

                          DESCRIPTION OF COMMON STOCK

    Boise Cascade's authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. We describe the preferred stock under the heading "Description of Preferred Stock" below.

    This section summarizes the material and general terms of the common stock. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of the Boise Cascade's Restated Certificate of Incorporation, Boise Cascade's by-laws and the Delaware General Corporation Law. The Restated Certificate of Incorporation and the by-laws are incorporated by reference in the registration statement.

TERMS OF THE COMMON STOCK

    As of February 28, 1999, there were 56,371,927 shares of common stock issued and outstanding, and 9,964,069 shares reserved for issuance under Boise Cascade's stock option plans and under outstanding convertible securities.

    The holders of common stock have one vote for each share held. Subject to the prior rights of holders of any issued and outstanding preferred stock or that may be issued in the future, holders of common stock are entitled to receive such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. In the event of a liquidation (whether voluntary or involuntary) or reduction in Boise Cascade's capital resulting in any distribution of assets to stockholders, the holders of common stock are entitled to receive, pro rata according to the number of the shares held by each, all of the assets of Boise Cascade remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled.

    Holders of common stock do not have preemptive rights to subscribe for and purchase any new or additional issue of common stock or securities convertible into common stock. Shares of the common stock are not subject to redemption.

    The outstanding shares of common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange. The co-transfer agent (together with Boise Cascade) and registrar of the common stock is First Chicago Trust Company of New York.

SHAREHOLDER RIGHTS PLAN

    Boise Cascade has had a shareholder rights plan since January 1986. The current plan took effect in December 1998. At that time, the rights under the previous plan expired and we distributed to our common stockholders one new right for each common share held. Rights will be issued with each share of common stock issued before the rights become exercisable. The rights become exercisable ten days after a person or group acquires 15% of Boise Cascade's outstanding voting securities or ten business days after a person or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 15% of the those securities. Each full right, if it becomes exercisable, entitles the holder to purchase one share of common stock at a purchase price of $175 per share, subject to adjustment. In addition, upon the occurrence of certain events, and upon payment of the then-current purchase price, the rights may "flip in" and entitle holders to buy common stock, or "flip over" and entitle holders to buy common stock in an acquiring entity, in such amount that the market value is equal to twice the purchase price. The rights are nonvoting and may be redeemed by Boise Cascade for one cent per Right at any time before they become exercisable. The rights expire in December 2008.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

    Various provisions of Boise Cascade's Restated Certificate of Incorporation, by-laws, and shareholder rights plan and the Delaware

General Corporation law may hinder or delay any transaction involving Boise Cascade that might result in a change of control.

    As discussed above, Boise Cascade has adopted a shareholder rights plan which has the effect of providing stockholders with the right to purchase shares of common stock or securities of an acquiring company at half the market price under certain circumstances involving a potential change in control of Boise Cascade that has not been approved by the Board of Directors. In addition, the Delaware General Corporation Law provides, among other things, that any beneficial owner of 15% or more of Boise Cascade's voting stock is prohibited, without the prior approval of the Board of Directors, from entering into any business combination with Boise Cascade for three years from the date that 15% ownership interest is acquired unless the combination otherwise satisfies
Section 203 of the Delaware General Corporation Law. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between Boise Cascade and an "interested party" (a beneficial owner of 10% or more of the voting power of Boise Cascade) must be approved by the holders of a majority of the voting power of Boise Cascade held by stockholders other than the interested party, unless certain fair price and procedural requirements are met or the directors of Boise Cascade who are not affiliated with the interested party approve the business combination. A vote of the holders of 80% of the voting power of Boise Cascade is required to amend the fair price provisions of the Restated Certificate of Incorporation, unless the amendment is unanimously recommended by the Board of Directors, and none of the directors are affiliated with the interested party.

    The Restated Certificate of Incorporation and by-laws contain other provisions which may be viewed as having an anti-takeover effect. The Restated Certificate of Incorporation classifies the Board of Directors into three classes and provides that vacancies on the Board of Directors may only be filled by a majority vote of the remaining directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. Under the Restated Certificate of Incorporation, a director may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of Boise Cascade. A vote of the holders of 80% of the voting power of Boise Cascade is required to amend these provisions.

    Boise Cascade is not required to seek stockholder approval prior to designating any future series of preferred stock. Such preferred stock could be issued by the Board of Directors in one or more transactions with terms which might make the acquisition of a controlling interest in Boise Cascade more difficult or costly.

    The Restated Certificate of Incorporation and the by-laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual meeting or special meeting, and the by-laws do not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to Boise Cascade of an intention to nominate a director for election at an annual meeting not less than 30 days nor more than 60 days prior to the meeting, with certain exceptions. Each of these provisions tends to make a change of control of the Board of Directors more difficult and time consuming.

                         DESCRIPTION OF PREFERRED STOCK

    This section summarizes the material and general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the preferred stock and is subject to and qualified in its entirety by reference to all the provisions of Boise Cascade's Restated Certificate of

Incorporation, the Certificate of Designation relating to the applicable series of preferred stock, and the Delaware General Corporation Law. The Certificate of Designation will be filed as an exhibit to or incorporated by reference in the registration statement.

AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK

    Under the Restated Certificate of Incorporation, the Board has the authority, without further stockholder action, to issue from time to time up to a maximum of 10,000,000 shares of preferred stock, in one or more series and for such consideration as may be fixed from time to time by the Board. The Board has the authority to fix, before the issuance of any shares of preferred stock of a particular series, the designation of the series, the number of shares to comprise the series, the dividend rate or rates payable with respect to the shares of the series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of the series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, amounts receivable by holders of the series upon liquidation, dissolution or winding up, and any other relative rights, preferences and limitations pertaining to the series. As of February 28, 1999, there were 6,745,347 shares of Convertible Preferred Stock, Series D, $.01 stated value, authorized and 5,325,741 shares outstanding.

    The prospectus supplement relating to the particular series of preferred stock will describe the specific terms of the series, including:

    - the designation, stated value and liquidation preference of the series, the number of shares comprising the series and the number of shares offered;

    - the initial public offering price;

    - the dividend rate or rates (or method of calculation), the dividend periods, the date or dates on which dividends shall be payable and whether dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

    - any redemption or sinking fund provisions;

    - any conversion or exchange provisions;

    - the procedures for any auction and remarketing of the series;

    - whether interests in the shares of the series will be represented by depositary shares;

    - the voting powers, if any (not to exceed one vote per share), of the shares of the series, in addition to those set forth below; and

    - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

    As described under "Description of Depositary Shares," Boise Cascade may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the prospectus supplement) of a share of the particular series of the preferred stock issued and deposited with a depositary, in lieu of offering full shares of that series of the preferred stock.

    The preferred stock of each series shall rank on a parity with the preferred stock of every other series, and shall rank senior to the common stock in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of Boise Cascade, to the extent of the preferential amounts to which the preferred stock of the respective series shall be entitled.

    Upon issuance, the shares of preferred stock will be fully paid and nonassessable. holders of preferred stock have no preemptive rights. Shares of preferred stock redeemed, converted or otherwise reacquired by Boise Cascade shall resume the status of authorized and unissued shares of preferred stock, undesignated as to series, and shall be available for subsequent issuance.

DIVIDENDS

    The holders of the preferred stock of each series will be entitled to receive, when and as declared by the Board of Directors, preferential dividends in cash payable at the rate, from the date, and on the quarterly dividend payment dates and, if cumulative, cumulative from the date or dates, set forth in the prospectus supplement relating to that series, and no more. Any arrearages in dividends on the preferred stock will not bear interest.

    The preferred stock may limit Boise Cascade's ability to make payments with respect to stock ranking junior to the preferred stock as to the payment of dividends or the distribution of assets. As long as any of the preferred stock is outstanding, Boise Cascade may only pay or declare dividends (other than dividends payable in junior stock and cash in lieu of fractional shares) in cash or otherwise, or make any other distribution, on any junior stock, if:

    - there are no arrearages in dividends on preferred stock for any past quarterly dividend period, and dividends in full for the current quarterly dividend period have been paid or declared on all preferred stock; and

    - Boise Cascade has paid or set aside any amounts required to be paid or set aside for any purchase, retirement and sinking funds for the preferred stock of any series; and

    - Boise Cascade is not in default on any of its obligations to redeem any of the preferred stock.

    In addition, so long as any of the preferred stock is outstanding, neither Boise Cascade nor any of its subsidiaries may purchase, redeem or otherwise acquire any shares of any junior stock (except in connection with a reclassification or exchange of any junior stock through the issuance of other junior stock or the purchase, redemption or other acquisition of any junior stock with proceeds of a reasonably contemporaneous sale of other junior stock) nor may Boise Cascade set aside or make available any funds for any sinking fund for the purchase or redemption of any junior stock, unless

    - there are no arrearages in dividends on preferred stock for any past quarterly dividend period; and

    - Boise Cascade has paid or set aside any amounts then required to be paid or set aside for any purchase, retirement and sinking funds for the preferred stock of any series; and

    - Boise Cascade is not in default on any of its obligations to redeem any of the preferred stock.

    Subject to the provisions described above, the Board of Directors may declare and pay such dividends (payable in cash, property or junior stock) as the Board may determine on the shares of any junior stock from time to time. If such dividends are declared and paid, the holders of such junior stock will be entitled, to the exclusion of holders of the preferred stock, to share ratably in those dividends according to their respective interests.

    Boise Cascade may not declare or pay or set apart for payment dividends in full on any series of preferred stock unless there are no arrearages in dividends on preferred stock for any past quarterly dividend period and dividends in full for the current quarterly dividend period have been paid or declared on all preferred stock to the extent that such dividends are cumulative. Any dividends paid or declared when dividends are not so paid or declared in full will be shared ratably by the holders of all series of preferred stock in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

LIQUIDATION

    In the event of any liquidation, dissolution or winding up of Boise Cascade, whether voluntary or involuntary, the holders of preferred stock of each series will be entitled to receive the full preferential amount set forth in the prospectus supplement relating to that series, including any arrearages in dividends on that series to the date fixed for the payment in liquidation, before any distribution will be made to the holders of any junior stock. After such payment in full to the holders of the preferred stock, the remaining assets of Boise Cascade will then be distributable exclusively among the holders of any junior stock, according to their respective interests.

    If the assets of Boise Cascade are insufficient to permit the payment of the full preferential amounts payable to the holders of the preferred stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to holders of the preferred stock will be distributed ratably to those holders in proportion to the full preferential amounts payable on the respective shares.

    A consolidation or merger of Boise Cascade with or into one or more other corporations or a sale of all or substantially all of the assets of Boise Cascade will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Boise Cascade.

REDEMPTION

    The redemption rights and redemption price or prices for the preferred stock of any series will be set forth in the prospectus supplement relating to that series. The Restated Certificate of Incorporation provides that Boise Cascade will not, without the approval of at least 66 2/3% of the shares of preferred stock then outstanding, purchase or redeem less than all of the preferred stock at the time outstanding unless the full cumulative dividend on all shares of preferred stock then outstanding will have been paid or declared and set apart.

    Unless expressly provided otherwise in the prospectus supplement relating to the preferred stock of a series,

    - notice of redemption will be mailed to record holders not less than 30 days nor more than 90 days prior to the date fixed for redemption; and

    - in case of a partial redemption, the shares of the series to be redeemed will be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

    If any notice of redemption is duly given, then on and after the date fixed in the notice of redemption any arrearages in dividends on the shares of preferred stock called for redemption will cease to accumulate, unless Boise Cascade will have defaulted in the payment or deposit of the redemption price pursuant to the notice. On that date all rights of the holders of the preferred stock so called for redemption will cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption.

    Shares of preferred stock of any series may also be subject to redemption, in the manner described above, through operation of any sinking or retirement fund created for that series, at the redemption prices and under the terms and provisions described in the prospectus supplement relating to that series.

    Boise Cascade shall not be required to register a transfer of any share of a series of preferred stock within 15 days preceding a selection for redemption of shares of that series. Boise Cascade is also not required to register a transfer of any share which has been selected for redemption.

    If Boise Cascade does not pay in full any obligation to retire shares of all series of preferred stock as to which such obligation exists, the number of each such series to be retired pursuant to any such obligation will be in proportion to the respective amounts which would be payable if all amounts payable for the retirement of all such series were discharged in full.

VOTING RIGHTS

    The holders of the shares of each series of preferred stock will be entitled to such voting powers, if any (not to exceed one vote per share), as may be set forth in the prospectus supplement relating to that series of preferred stock. Any depositary shares will entitle the holders to the fractional vote specified in the prospectus supplement.

    If the equivalent of six quarterly dividends payable on any series of preferred stock is in arrears, the number of directors will be increased by three and the holders of all series of preferred stock, voting as a single class without regard to series, will be entitled to elect the additional three directors until Boise Cascade has paid or declared and set apart for payment four consecutive quarterly dividends, if the shares of the series are non-cumulative, or paid or declared and set apart for payment all dividends in arrears and dividends in full for the current quarterly period, if the shares of the series are cumulative. As used in this paragraph, the term "series of preferred stock" means any series of preferred stock to which the provisions set forth in the preceding sentences are expressly made applicable by the Restated Certificate of Incorporation or the resolutions of the Board of Directors providing for the issue of that series. To the extent the terms of a series of preferred stock differ from the terms of other series of preferred stock (as to conversion rights, redemption or sinking fund provisions or other material terms), the interests of the holders of the various series may differ or be perceived by such additional directors to differ.

    In addition, the holders of the preferred stock, and of each series of preferred stock will have all of the voting rights which are described in the paragraphs immediately following together with any other such rights required by law.

    Boise Cascade will not, without the approval of the holders of 66 2/3% of all the shares of preferred stock then outstanding:

    - amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation or the bylaws of Boise Cascade so as to affect adversely the powers, preferences or rights of the holders of the preferred stock or reduce the time for any notice to which only the holders of the preferred stock may be entitled. An amendment of the Restated Certificate of Incorporation to authorize or create, or to increase the authorized amount of common stock or other junior stock or any class ranking on a parity with the preferred stock will not be deemed to affect adversely the powers, preferences or rights of the holders of the preferred stock;

    - authorize or create, or increase the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the preferred stock;

    - voluntarily dissolve, liquidate or wind up the affairs of Boise Cascade or sell, lease or convey all or substantially all its property and assets;

    - merge or consolidate with or into any other corporation, unless each holder of preferred stock immediately preceding such merger or consolidation receives in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the preferred stock so held; or

    - purchase or redeem less than all of the preferred stock at the time outstanding unless Boise Cascade has paid or declared and set apart a sum sufficient for payment of the full cumulative dividend on all shares of preferred stock then outstanding.

    Boise Cascade will not, without the approval of the holders of at least
66 2/3% of the shares of any series of preferred stock then outstanding, amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation or the by-laws, or the provisions of the series, so as to affect adversely the powers, preferences or rights of the holders of the preferred stock of the series in a manner not equally applicable to all series of preferred stock.

    Boise Cascade will not, without the approval of the holders of at least a majority of the shares of preferred stock then outstanding: (i) increase the authorized amount of the preferred stock; or (ii) create any other class or classes of stock ranking on a parity with the preferred stock, either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock ranking on a parity with the preferred stock, or increase the authorized number of shares of any such other class of stock or other security.

    However, notwithstanding the provisions summarized in the preceding three paragraphs, no such approval of the holders of the preferred stock shall be required if, at or prior to the time when such amendment, issuance or other event is to occur or take effect, as the case may be, provision is to be made for the redemption of all shares of preferred stock at the time outstanding, or, in the case of any such amendment, alteration or repeal as to which the consent of less than all the preferred stock would otherwise be required, for the redemption of all shares of preferred stock the consent of which would otherwise be required.

CONVERSION OR EXCHANGE RIGHTS

    The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

SERIES D PREFERRED STOCK

    The Series D preferred stock was sold by Boise Cascade in July 1989 to the trustee for Boise Cascade's Employee Stock Ownership Plan, a component of its Savings and Supplemental Retirement Plan. The Series D preferred stock is convertible into common stock at any time at the trustee's option at a conversion ratio of .80357 share of common stock for each share of Series D preferred stock and bears a cumulative annual dividend of $3.31875 per share. Each share of Series D preferred stock is redeemable at Boise Cascade's option, and is entitled to one vote and to a preference of $45 in liquidation. The Series D preferred stock has a minimum redemption value equal to $45.33188 per share until June 27, 1999 and $45 per share after June 27, 1999. The Series D preferred stock is not registered with the Commission and may be held only by the trustee.

                        DESCRIPTION OF DEPOSITARY SHARES

    This section summarizes the material and general terms of the depositary shares we may offer. The prospectus supplement relating to any particular depositary shares offered will describe the specific terms of the depositary shares, including, but not limited to, the specific terms of the preferred stock represented by the depositary shares. The specific terms may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the depositary shares or the preferred stock represented by the depositary shares and is subject to and qualified in its entirety by reference to all the provisions of the Deposit Agreement and the depositary receipt. The forms of the Deposit Agreement and the depositary receipt are or will be filed as exhibits to or incorporated by reference in the registration statement.

    Boise Cascade may, at its option, elect to offer fractional shares, rather than full shares, of any series of preferred stock. Each fractional share of preferred stock will be represented by a depositary share pursuant to the terms of a Deposit Agreement among Boise Cascade, a bank or trust company selected by Boise Cascade to act as Depositary and all holders from time to time of depositary receipts issued thereunder. The depositary shares will be evidenced by depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the fractional share of preferred stock represented by that depositary share (including dividend, voting and liquidation rights), and subject to all of the limitations of the fractional share of preferred stock represented thereby. Such rights and limitations are either summarized above under "Description of Preferred Stock" or set forth in the prospectus supplement relating to such series of preferred stock. The prospectus supplement will discuss the United States federal income tax considerations which apply to the depositary shares.

ISSUANCE OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK FROM DEPOSIT

    Upon the issuance of the shares of any series of preferred stock to be represented by depositary shares, Boise Cascade will deposit those shares of preferred stock with the Depositary, which will then issue and deliver the depositary receipts to Boise Cascade. Boise Cascade will, in turn, deliver the depositary receipts to the purchasers of the preferred stock. Depositary receipts will be issued evidencing only whole depositary shares.

    Upon surrender of depositary receipts to the depositary the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of certificates evidencing the number of shares of preferred stock, but only in whole shares of preferred stock, represented by such depositary receipts. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Boise Cascade does not expect that there will be any public trading market for the shares of preferred stock of such series except as represented by the depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the numbers of depositary shares owned by those holders on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of depositary shares entitled to the distribution, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Boise Cascade, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION, CONVERSION OR EXCHANGE OF DEPOSITARY SHARES

    If a series of the preferred stock underlying the depositary shares is subject to redemption, conversion or exchange, the depositary shares will be redeemed from the proceeds received by the Depositary from any redemption of the preferred stock held by the Depositary, or converted or exchanged for the common stock or debt securities issued upon conversion of or in exchange for the preferred stock. The redemption, conversion or exchange price per depositary share will be equal to the applicable fraction of the redemption price per share or market value of common stock or debt securities per depositary share payable with respect to such series of the preferred stock. If less than all the depositary shares are to be redeemed, converted or exchanged, the depositary shares to be redeemed, converted or exchanged will be selected by lot or pro rata or by any other equitable method as may be determined by Boise Cascade.

    After the date fixed for redemption, conversion or exchange (which will be the same date as the redemption, conversion or exchange date for the preferred stock), the depositary shares called for redemption or exchange will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive any money or other property to which the holders of such depositary shares were entitled upon such redemption, conversion or exchange upon surrender to the Depositary of the depositary receipts evidencing such depositary shares.

VOTING

    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder for such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The Depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and Boise Cascade will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of preferred stock to the extent the Depositary does not receive specific instructions from the holders of depositary shares relating to such shares.

AMENDMENT OF THE DEPOSIT AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between Boise Cascade and the Depositary. However, any amendment which imposes or increases any fees, taxes, or other charges upon holders of depositary receipts (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of such amendment has been mailed to the record holders of outstanding depositary receipts. Every holder of depositary receipts at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement as amended.

CHARGES OF DEPOSITARY

    Boise Cascade will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. Boise Cascade will pay the charges of the Depositary in connection with the initial deposit of the preferred stock and any redemption or exchange of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, any other charges that are expressly provided in the Deposit Agreement to be for their accounts.

NOTICE, LIMITATION ON OBLIGATIONS

    The Depositary will forward to the holders of depositary shares all reports and communications from Boise Cascade which Boise Cascade is required to furnish to the holders of the preferred stock.

    Neither the Depositary nor Boise Cascade will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Boise Cascade and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties under the Deposit Agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent, and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

    The Depositary may resign at any time by delivering to Boise Cascade notice of its election to do so, and Boise Cascade may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Boise Cascade will appoint such successor Depositary within 45 days after delivery of the notice of resignation or removal. Boise Cascade or the Depositary may terminate the Deposit Agreement if a period of 45 days has expired after the Depositary delivered to Boise Cascade written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to collect dividends and other distributions pertaining to the preferred stock, will sell rights, preferences or privileges as provided in the Deposit Agreement and will continue to deliver preferred stock certificates together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges, or other property in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the preferred stock and hold the proceeds of such sale, without interest, for the benefit of the holders of depositary receipts who have not then surrendered their depositary receipts. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement except to account for such proceeds. In the event the Deposit Agreement is terminated, Boise Cascade will use its best efforts to list the underlying shares of preferred stock on any stock exchange on which such depositary shares were listed.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities will be unsecured general obligations of Boise Cascade and may include:

    - senior debt securities, to be issued under the Senior Indenture;

    - subordinated debt securities, to be issued under the Subordinated Indenture; or

    - junior subordinated debt securities, to be issued under the Junior Subordinated Indenture.

    The junior subordinated debt securities will be issued solely to one or more of the Trusts and will be purchased by the Trusts using proceeds from issuances of trust securities.

    This section summarizes the material and general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities, and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement.

PROVISIONS APPLICABLE TO ALL DEBT SECURITIES

    The indentures do not limit the amount of debt securities which may be issued under the Indenture and provide that debt securities may be issued in principal amounts which may be authorized from time to time. The debt securities may be issued from time to time in one or more series. Unless otherwise specified in the prospectus supplement, the senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Boise Cascade. The subordinated debt securities and the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Boise Cascade, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

    Each prospectus supplement will describe the following terms of the offered debt securities:

    - The title;

    - Any limit on the aggregate principal amount;

    - The date(s) the principal is payable;

    - The interest rate(s), if any, and the date(s) from which the interest accrues;

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
    - The dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

    - Whether the offered debt securities are redeemable at our option and the redemption price(s) and other redemption terms and conditions;

    - Whether we are obligated to redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the holder's option and the price(s), period(s), and terms and conditions of that redemption or purchase obligation;

    - Whether the offered debt securities are subordinated debt securities and the terms of subordination;

    - Whether the offered debt securities are junior subordinated debt securities;

    - If other than the principal amount, the portion of the principal amount payable if the maturity of the offered debt securities is accelerated;

    - Whether the provisions relating to Satisfaction, Discharge, and Defeasance described below apply;

    - If other than United States Dollars, the currency or currencies of payment of principal and any premium and interest (which may include the Euro);

    - If payments are based on an index, the manner in which the amount of principal payments and any premium and interest is to be determined;

    - Boise Cascade's right, if any, to defer payment of interest and the maximum length of any deferral period;

    - If applicable, the terms of any right to convert or exchange the offered debt securities into common stock or other securities of Boise Cascade;

    - If other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which offered debt securities of the series will be issuable;

    - Whether the offered debt securities will be issued in whole or in part in the form of a global security; the terms and conditions, if any, upon which the global security may be exchanged in whole or in part for other definitive debt securities; and the depositary for the global security, which depositary must be a clearing agency registered under the Exchange Act;

    - Any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the offered debt securities; and

    - Any other terms.

    Debt securities may be issued and sold at a substantial discount below their principal amount. The prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to debt securities issued at a discount or to any offered debt securities denominated or payable in a foreign currency or currency unit.

MODIFICATION AND WAIVER

    Boise Cascade and the trustee may amend each indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series issued under the indenture. However, Boise Cascade and the trustee may not, without the consent of the holder of each debt security affected:

    - Change the stated maturity of the principal of or any installment of the principal of or interest, if any, on any such debt security;

    - Reduce the principal amount of, the rate of interest, if any, on or any premium payable upon the redemption of, any such debt security;

    - Reduce the principal amount due upon acceleration of the maturity of an original issue discount security;

    - Change the place or currency of payment of principal of (or premium or interest, if any, on) any such debt security;

    - Impair the right to institute suit to enforce any payment on or after the stated maturity or redemption date of such debt security;

    - Change the indenture to permit amendments with the consent of the holders of less than 66 2/3% in principal amount of debt securities of any affected series; or

    - Modify the above requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults and their consequences.

    The holders of a majority in aggregate principal amount of the outstanding securities of any series may waive, insofar as that series is concerned, compliance by Boise Cascade with certain restrictive provisions of the indenture.

SATISFACTION, DISCHARGE, AND DEFEASANCE PRIOR TO MATURITY OR REDEMPTION

    DEFEASANCE OF ANY SERIES

    If Boise Cascade deposits with the Trustee, in trust, at or before maturity or redemption of the outstanding debt securities of any series, money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on any series of outstanding debt securities at the stated maturity of such principal or installment of principal or interest, as the case may be, then Boise Cascade may omit to comply with certain terms of the indenture with respect to that series of debt securities, including the restrictive covenants contained in the Senior Indenture. Further, the events of default described in clauses (3) and (4) under "Events of Default" below shall not apply. Defeasance of debt securities of any series is subject to the satisfaction of certain conditions, including among others:

    1. The absence of an event of default or event which with notice or lapse of time would become an event of default at the date of the deposit;

    2.  The perfection of the holders' interest in such deposit; and

    3. That such deposit will not result in a breach of, or constitute a default under, any instrument by which Boise Cascade is bound.

    SATISFACTION AND DISCHARGE OF ANY SERIES

    Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, Boise Cascade may also omit to comply with its obligation to pay the principal of (and premium, if any) and interest on a particular series of debt securities. Any events of default with respect to that series will not apply, and thereafter, the holders of debt securities of such series will be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include among others:

    1. Except in certain limited circumstances involving a deposit made within one year of maturity or redemption:

            (i) no event of default or event which, with notice or lapse of time, would become an event of default exists at the date of deposit or on the 91st day thereafter, and

            (ii) Boise Cascade delivers to the trustee an opinion of nationally recognized tax counsel that holders of the debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such deposit and the satisfaction, discharge, and defeasance and will be subject to federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if such deposit and defeasance had not occurred, and

    2. Boise Cascade receives an opinion of counsel stating that satisfaction and discharge will not violate the rules of any nationally recognized securities exchange on which debt securities of that series are listed.

    FEDERAL INCOME TAX CONSEQUENCES

    Under current federal income tax law, the deposit and defeasance described above under "Defeasance of any Series" will not result in a taxable event to any holder of debt securities or otherwise affect the federal income tax consequences of an investment in debt securities of any series.

    The federal income tax treatment of the deposit and defeasance described above under "Satisfaction and Discharge of any Series" is not clear. A deposit and defeasance is likely to be treated as a taxable exchange of the debt securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a holder of debt securities would be required to recognize gain or loss equal to the difference between the holder's adjusted basis for the debt securities and the fair market value of the holder's beneficial interest in such trust. Thereafter, such holder would be required to include in income a share of the income, gain, and loss of the trust. As described above, except in certain limited circumstances involving a deposit made within one year of maturity or redemption, it is a condition to such a deposit and defeasance that Boise Cascade obtain an opinion of tax counsel to the effect that such deposit and defeasance will not alter the holders' tax consequences that would have been applicable in the absence of the deposit and defeasance. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and defeasance, including the applicability and effect of tax laws other than federal income tax law.

EVENTS OF DEFAULT

    The indentures define an "event of default" with respect to debt securities of each series as one or more of the following events. The events described in clauses (4) and (5) are events of default only under the Senior Indenture. The prospectus supplement for any series of debt securities may set forth different events of default:

    1. Default in the payment of any interest on any debt security of that series for 30 days after becoming due;

    2. Default in the payment of principal of or any premium on any security of that series when due;

    3. Default in the performance, or breach, of any other covenant or warranty of Boise Cascade in the indenture for 90 days after notice;

    4. Involuntary acceleration of the maturity of indebtedness in excess of $5,000,000 for money borrowed by Boise Cascade or any of its Restricted Subsidiaries, if the acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after notice;

    5. Entry of certain court orders requiring Boise Cascade or any Restricted Subsidiary to make payments exceeding $1,000,000 and where 60 days have passed since the entry of the order without its having been satisfied or stayed;

    6.  Certain events of bankruptcy, insolvency, or reorganization; and

    7. Any other Event of Default provided with respect to debt securities of that series issued under the indenture.

    If any Event of Default described in clauses (1), (2), or (7) shall occur and be continuing, then either the Trustee or the holders of at least 25% (or if the debt securities of the series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding securities of that series may accelerate the maturity of the securities of that series. If an event of default described in clauses (3), (4), (5), or (6) above shall occur and be continuing under an indenture, then either the Trustee or the holders of at least 25% (or if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding debt securities issued under the indenture may accelerate the maturity of all outstanding debt securities.

    The indentures provide that the trustee, within 90 days after a default with respect to any series of debt securities, shall give to the holders of securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided however that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

    Each indenture requires Boise Cascade to furnish to the trustee an annual statement by certain officers that to the best of their knowledge Boise Cascade is not in default of any of its obligations under the indenture or, if there has been a default, specifying each such default.

    The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the securities of such series and to waive certain defaults.

    The indentures provide that if a default occurs and is continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

    Subject to certain provisions, the trustee will not be obligated to exercise any of its rights or powers under the indentures at the request of any of the holders of securities unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee might incur in compliance with such request.

MERGER OR CONSOLIDATION

    The indentures provide that no consolidation or merger of Boise Cascade with or into any other corporation and no conveyance or transfer of its property substantially as an entirety to another corporation may be made unless:

    - The surviving corporation or acquiring entity is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and will expressly assume the payment of principal of and any premium and interest on the securities and the performance of covenants in the indenture;

    - Immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

    - Boise Cascade has delivered the required officers' certificate and opinion of counsel to the Trustee.

OUR RELATIONSHIP WITH THE TRUSTEE

    U.S. Bank Trust National Association is the indenture trustee under the Senior Indenture. The applicable prospectus supplement will specify the trustee under the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be. We maintain a deposit account and conduct other banking transactions with U.S. Bank Trust National Association in the normal course of our business. These transactions include U.S. Bank Trust National Association serving as trustee with respect to some of our industrial revenue bonds. As of

March 1, 1999, U.S. Bank Trust National Association is also the trustee under indentures pursuant to which our 9.90% Notes Due 2000, 9.85% Notes Due 2002, 9.45% Debentures Due 2009, 7.35% Debentures Due 2016, and $352,605,000
(principal amount) of Medium-Term Notes, Series A are outstanding.

GOVERNING LAW

    The Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the debt securities shall be governed by and construed under New York law except to the extent that the Trust Indenture Act is applicable.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable prospectus supplement, Boise Cascade will pay interest on any debt securities on any interest payment date to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

    Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by Boise Cascade, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in a prospectus supplement, the corporate trust office of the indenture trustee in The City of New York will be designated as Boise Cascade's paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Boise Cascade for the debt securities of a particular series will be named in the applicable prospectus supplement. Boise Cascade may designate itself as a paying agent. Boise Cascade will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

    All moneys paid by Boise Cascade to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of three years after such principal, premium or interest has become due and payable will be repaid to Boise Cascade, and the holder of the security thereafter may look only to Boise Cascade for payment.

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES--MATERIAL COVENANTS

    CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

    "Attributable Debt" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the securities outstanding under the applicable indenture.

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting:

    - all liabilities, other than deferred income taxes, Funded Debt, and shareholders' equity; and

    - all goodwill, trade names, trademarks, patents, organization expenses, and other like intangibles of Boise Cascade and its consolidated subsidiaries.

    "Funded Debt" means:

    - all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower; and

    - rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles.

    "Principal Property" means:

    - any mill, converting plant, manufacturing plant, or other facility owned by Boise Cascade or any Restricted Subsidiary of Boise Cascade which is located within the present 50 states of the United States and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets; and

    - Timberlands, in each case other than properties or any portion of a particular property which in the opinion of the Board of Directors is not of material importance to Boise Cascade's business or other than minerals or mineral rights.

    "Restricted Subsidiary" means a Subsidiary of Boise Cascade substantially all the property of which is located, or substantially all of the business of which is carried on, within the present 50 states of the United States and which owns a Principal Property, excluding however a Subsidiary of Boise Cascade which is primarily engaged in the development and sale or financing of real property.

    "Subsidiary" of Boise Cascade means a corporation more than 50% of the voting stock of which is, directly or indirectly, owned by Boise Cascade, one or more Subsidiaries of Boise Cascade, or Boise Cascade and one or more Subsidiaries.

RESTRICTIONS ON SECURED DEBT

    The Senior Indenture provides that neither Boise Cascade nor any Restricted Subsidiary shall incur, issue, assume, or guarantee any loans, whether or not evidenced by any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, or lien ("Mortgage") on any Principal Property of Boise Cascade or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, unless Boise Cascade secures or causes such Restricted Subsidiary to secure the securities issued under the Senior Indenture equally and ratably with (or, at Boise Cascade's option, prior to) such secured Debt, unless

    (x) the aggregate amount of all such secured Debt, together with

    (y) all Attributable Debt of Boise Cascade and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Tangible Assets. The above restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

    - Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

    - Mortgages in favor of Boise Cascade or a Restricted Subsidiary;

    - Mortgages in favor of governmental bodies to secure progress or advance payments;

    - Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), and purchase money and construction Mortgages which are entered into within specified time limits;

    - Mortgages securing industrial revenue or pollution control bonds;

    - Mortgages on Timberlands or in connection with arrangements under which Boise Cascade or any Restricted Subsidiary is obligated to cut or pay for timber; or

    - Any extension, renewal, or refunding of any Mortgage referred to in the foregoing clauses.

    The Senior Indenture also provides that no consolidation or merger of Boise Cascade with or into any other corporation and no conveyance of its property substantially as an entirety to another corporation may be made if, as a result, any Principal Property of Boise Cascade or any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions of the "Restrictions on Secured Debt" covenant unless all the outstanding debt securities are secured by a lien upon such Principal Property equal with (or, at Boise Cascade's option, prior to) that of the Debt secured by such Mortgage.

RESTRICTIONS ON SALES AND LEASEBACKS

    The Senior Indenture also provides that neither Boise Cascade nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless

    (x) the aggregate amount of all Attributable Debt of Boise Cascade and its Restricted Subsidiaries with respect to such transaction plus

    (y) all secured Debt (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Tangible Assets.

    This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if:

    - The lease is for a period, including renewal rights, not in excess of three years;

    - The sale or transfer of the Principal Property is made within a specified period after its acquisition or construction;

    - The lease secures or relates to industrial revenue or pollution control bonds;

    - The transaction is between Boise Cascade and a Restricted Subsidiary or between Restricted Subsidiaries; or

    - Boise Cascade or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of Boise Cascade or a Restricted Subsidiary, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased or (ii) the fair market value of the Principal Property leased.

    The amount to be applied to the retirement of Funded Debt shall be reduced by (x) the principal amount of any debentures or notes (including securities issued under the indenture) of Boise Cascade or a Restricted Subsidiary surrendered within 180 days after such sale to the applicable trustee for retirement and cancellation and (y) the principal amount of Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by Boise Cascade or a Restricted Subsidiary within 180 days after such sale.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES--SUBORDINATION

    The subordinated debt securities will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all existing and future Senior Indebtedness of Boise Cascade and will be senior in right of payment to any payment on junior subordinated debt securities. "Senior Indebtedness" generally means any debt incurred, assumed or guaranteed by Boise Cascade, whether presently outstanding or incurred, assumed or guaranteed in the future, including:

    - the principal of, and premium, if any, on such debt;

    - interest on such debt, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such debt against the bankruptcy or any other insolvency estate of Boise Cascade in such proceeding;

    - any accrued original issue discount on such debt;

    - other amounts due on or in connection with such debt; and

    - all renewals, extensions and refundings of any such debt (as defined below).

However, the following will not constitute Senior Indebtedness:

    - any debt which expressly provides (i) that such debt shall not be senior in right of payment to the subordinated debt securities, or (ii) that such debt shall be subordinated to any other debt of Boise Cascade, unless such debt expressly provides that such debt shall be senior in right of payment to the subordinated debt securities;

    - any debt of Boise Cascade in respect of the subordinated debt securities;

    - any debt or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

    - any debt of Boise Cascade to any subsidiary for money borrowed or advanced from such subsidiary; and

    - any liability for federal, state, local or other taxes owed or owing by Boise Cascade.

    "Debt" means the following:

    - All indebtedness for borrowed money, whether or not the recourse of the lender is to the whole of the assets of the borrower or only to a portion of those assets, and including all indebtedness evidenced by notes, bonds, debentures or other securities sold for money;

    - All indebtedness incurred or assumed in the acquisition of any business, real property or other assets, except goods and materials acquired in the ordinary course of the conduct of the acquirer's usual business;

    - All capital lease obligations;

    - Hedging obligations;

    - Guarantees of indebtedness described in the preceding four clauses of any other person; and

    - Renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness (including, without limitation, exchange offers), obligation or guarantee.

    Because of the subordination described in this section, in the event of insolvency, the holders of subordinated debt securities are required to pay over their share of any distribution of the assets of Boise Cascade to the indenture trustee in bankruptcy, receiver or other person distributing the assets of Boise Cascade. Such person will apply the distribution to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all holders of Senior Indebtedness in full. In addition, unsecured creditors of Boise Cascade who are not holders of subordinated debt securities or holders of Senior Indebtedness of Boise Cascade may recover less, ratably, than holders of Senior Indebtedness of Boise Cascade and may recover more, ratably, than the holders of subordinated debt securities.

    If a payment default on any Senior Indebtedness has occurred and is continuing, Boise Cascade may not pay any principal of, premium, if any, or interest on any subordinated debt securities, nor may Boise Cascade acquire any subordinated debt securities. A "payment default" is a default in the payment of any principal of or premium, if any, or interest on Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, or otherwise. Any other default or event of default with respect to any Senior Indebtedness which permits the holders of or the trustee for the Senior Indebtedness to declare the Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable is referred to as "non-monetary default."

    If a non-monetary default has occurred and is continuing, and Boise Cascade and the trustee for such Senior Indebtedness have received notice of such occurrence from any holder of the Senior Indebtedness, then Boise Cascade may not pay any principal of, premium, if any, or interest on any subordinated debt securities, nor may Boise Cascade acquire any subordinated debt securities in the corresponding "payment blockage period." A payment blockage period will commence on the date of the receipt of the notice, and end on the earlier of:

    - the date when the non-monetary default has been cured or waived or ceased to exist, or Boise Cascade has discharged all the Senior Indebtedness to which the non-monetary default relates, and

    - the 179(th) day after the date of the receipt of the notice.

However, in no event may more than one payment blockage period begin during any 360-day period. There will also be a period of at least 181 days during each 360-day period when no payment blockage period is in effect. In addition, a non-monetary default that existed or was continuing on the date a payment blockage period begins may not be made the basis of a subsequent payment blockage period, unless the non-monetary default has been cured for at least 90 consecutive days. However, if a breach of any financial covenant occurs after a payment blockage period and continues for a period that gives rise to an event of default, then such breach constitutes a new non-monetary default even if it is a breach of the same provision under which a prior event of default existed.

    If Boise Cascade fails to make any payment on the subordinated debt securities because of the subordination provisions described in this subsection, the failure may still be deemed an event of default with respect to the subordinated debt securities. Once the payment blockage period terminates, Boise Cascade will resume making any and all required payments in respect of the subordinated debt securities, including any missed payments.

    The Subordinated Indenture will not limit the amount of subordinated debt securities which Boise Cascade may issue, nor will it limit Boise Cascade from issuing any other secured or unsecured debt. The Subordinated Indenture will not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Boise Cascade. The senior debt securities, when issued, will constitute Senior Indebtedness. The prospectus supplement will further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

PROVISIONS APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

EVENTS OF DEFAULT

    In addition to the events described above under "Provisions Applicable to All Debt Securities--Events of Default" applicable to all debt securities, the following will be an event of default under the Junior Subordinated Indenture with respect to any series of junior subordinated debt securities issued:

    - the voluntary or involuntary dissolution, winding up or termination of the Trust that owns the series of junior subordinated debt securities, except in connection with

            (1) the distribution of such junior subordinated debt securities to holders of trust securities of the Trust;

            (2) the redemption of all of the trust securities of the Trust; and

            (3) mergers, consolidations or amalgamations permitted by the amended declaration of the Trust.

    The holders of at least a majority in aggregate liquidation amount of the trust preferred securities of the Trust may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding:

    - payment of principal, premium, if any, or interest; or

    - certain covenants containing limitations on Boise Cascade's ability to pay dividends and make payments on debt securities in certain circumstances.

    Any such waiver shall cure such default or event of default. If, under the amended declaration of a Trust, an event of default has occurred and is attributable to the failure of Boise Cascade to pay principal, premium, if any, or interest on, such junior subordinated debt securities, then each holder of the trust preferred securities of the Trust may sue Boise Cascade or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE; WAIVER

    Under the Junior Subordinated Indenture, Boise Cascade and the indenture trustee may change the rights of holders of a series of junior subordinated debt securities with the written consent of the holders of at least 66 2/3% in aggregate liquidation amount of the trust preferred securities of the Trust holding the outstanding junior subordinated debt securities of each series that is affected. Any change will be subject to the limitations described above under "Modification and Waiver" applicable to the other debt securities.

    If the property trustee of the Trust, as holder of junior subordinated debt securities, is required to consent to any amendment, modification or termination of the Junior Subordinated Indenture, the property trustee will request directions from the holders of the trust preferred securities of the applicable Trust.

SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The junior subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of Boise Cascade's other indebtedness to the extent described in a prospectus supplement. The Junior Subordinated Indenture will not limit the amount of junior subordinated debt securities which Boise Cascade may issue, nor does it limit Boise Cascade from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

    Boise Cascade may issue warrants to purchase common stock, preferred stock, debt securities or any combination of the above. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Boise Cascade and a bank or trust company, as warrant agent.

    This section summarizes the material and general terms of the warrants that we may offer. The prospectus supplement relating to a particular series of warrants will describe the specific terms of the series, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the warrants and is subject to and qualified in its entirety by reference to all the provisions of the warrant agreement and the certificates representing the warrant. The forms of the warrant agreement and the warrant certificates are or will be filed as exhibits or incorporated by reference in the registration statement.

    The prospectus supplement relating to a series of warrants will describe the specific terms of the warrants including the following:

    - the title of the warrants;

    - the aggregate number of the warrants;

    - the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

    - the designation and terms of the securities purchasable upon the exercise of the warrants;

    - the price at which and the currency in which the securities purchasable upon exercise of the warrants may by purchased;

    - the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

    - whether the warrants are exercisable by payment of cash, surrender of other securities, or both;

    - provisions for changes to or adjustments in the exercise price of the warrants;

    - if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

    - if applicable, the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each such other security;

    - if applicable, the date on and after which the warrants and the related other securities will be separately transferable;

    - whether the warrants will be issued in registered form or bearer form;

    - information with respect to book-entry procedures, if any;

    - if applicable, a discussion of certain United States federal income tax considerations; and

    - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

    Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants to purchase debt securities will not be entitled to payments of principal of (premium, if any), or interest, if any, on, the debt securities purchasable upon such exercise.

    Warrants may be exercised as set forth in the prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant Agent or any other office indicated in the prospectus supplement, Boise Cascade will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

              DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS

    Boise Cascade may issue purchase contracts, including contracts obligating holders to purchase from Boise Cascade, and Boise Cascade to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units, including, but not limited to, adjustable conversion-rate equity security units. A unit may consist of a purchase contract and debt securities, trust securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the purchase contracts. The purchase contracts may require Boise Cascade to make periodic payments to the holders of the units or vice versa, and such payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

    The prospectus supplement relating to any particular purchase contracts and/or units offered will describe the specific terms of the purchase contracts and/or units, which may be in addition to or different from the general terms summarized above in this section. You should read the specific description in the prospectus supplement. In addition, the forms of the purchase contracts and the units are or will be filed as exhibits to or incorporated by reference in the registration statement.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

GENERAL

    The amended declaration of each Trust authorizes the respective trustees to issue, on behalf of the Trust, one series of trust preferred securities. Each Trust will use the proceeds from the sale of the trust preferred securities to purchase a series of junior subordinated debt securities issued by Boise Cascade. The property trustee will hold these junior subordinated debt securities in trust for the benefit of the holders of such trust preferred securities.

    This section summarizes the material and general terms of the preferred securities that the Trusts may offer. The prospectus supplement relating to any particular preferred securities offered by a Trust will describe the specific terms of the preferred securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the preferred securities offered and is subject to and qualified in its entirety by reference to all the provisions of the amended declarations and the preferred securities. The forms of the amended declarations and the preferred securities are or will be filed as exhibits to or incorporated by reference in the registration statement.

    Boise Cascade will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. The trust preferred securities guarantee by Boise Cascade is described in more detail below under "Description of the Trust Preferred Securities Guarantee."

    The assets of each Trust available for distribution to the holders of its trust preferred securities will be limited to payments from Boise Cascade under the series of junior subordinated debt securities held by the Trust. If Boise Cascade fails to make a payment on the junior subordinated debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

    The trust preferred securities guarantee, when taken together with Boise Cascade's obligations under the series of junior subordinated debt securities, the Junior Subordinated Indenture and the amended declaration of the Trust, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by each Trust.

    This section summarizes the material and general terms of the preferred securities that the Trusts may offer. The prospectus supplement relating to any particular preferred securities offered by a Trust will describe the specific terms of the preferred securities, which may be in addition to or different from the general terms summarized in this section. In particular, the prospectus supplement will describe:

    - the name of such trust preferred securities;

    - the designation of the trust preferred securities;

    - the dollar amount and number of trust preferred securities issued;

    - the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

    - the date(s) or the method to determine the date(s) from which distributions shall be cumulative;

    - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which such trust preferred securities shall be purchased or redeemed, in whole or in part;

    - the terms and conditions, if any, upon which the applicable series of junior subordinated debt securities and the related trust preferred securities guarantee may be distributed to holders of the trust preferred securities upon liquidation, dissolution, termination or winding up;

    - any voting rights of the trust preferred securities other than those described in this section;

    - any securities exchange on which the trust preferred securities will be listed;

    - whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements;

    - any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities; and

    - any applicable United States Federal income tax considerations.

    The summary in this section and in any prospectus supplement does not describe every aspect of the preferred securities offered and is subject to and qualified in its entirety by reference to all the provisions of the amended declarations and the preferred securities. The forms of the amended declarations and the preferred securities are or will be filed as exhibits to or incorporated by reference in the registration statement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    The amended declaration of each Trust states that the Trust shall be dissolved:

    - on the expiration of the term of the Trust;

    - upon the bankruptcy of Boise Cascade;

    - upon a change in law requiring the Trust to register as an investment company under the Investment Company Act of 1940;

    - upon the filing of a certificate of dissolution or its equivalent with respect to Boise Cascade;

    - upon the election of Boise Cascade to terminate the trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities;

    - upon the redemption, conversion or exchange of all of the trust securities of the Trust; or

    - upon entry of a court order for the dissolution of Boise Cascade or the Trust.

    In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

    - cash equal to the aggregate liquidation amount of each trust security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

    - junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities.

    If a Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities shall be paid pro rata. However, if an event of default under the related indenture has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

EVENTS OF DEFAULT

    An event of default under the Junior Subordinated Indenture relating to a series of junior subordinated debt securities is an event of default under the amended declaration of the Trust that owns those junior subordinated debt securities. We have described these events of default under the sections entitled "Description Debt Securities--Provisions Applicable to All Debt Securities--Events of Default" and "--Provisions Applicable to Junior Subordinated Debt Securities--Events of Default."

    Boise Cascade and the regular trustees of each Trust must file annually with the property trustee for the Trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related amended declaration.

    Upon the occurrence of an event of default, the property trustee of the Trust, as the sole holder of the junior subordinated debt securities held by the Trust, will have the right under the Junior Subordinated Indenture to declare the principal of, premium, if any, and interest on such junior subordinated debt securities to be immediately due and payable.

    If a property trustee fails to enforce its rights under the amended declaration or the Junior Subordinated Indenture then, to the fullest extent permitted by law, and subject to the terms of the amended declaration and the Junior Subordinated Indenture, any holder of trust preferred securities may sue Boise Cascade, or seek other remedies, to enforce the property trustee's rights under the amended declaration or the Junior Subordinated Indenture without first instituting a legal proceeding against such property trustee or any other person.

    If Boise Cascade fails to pay principal, premium, if any, or interest on a series of junior subordinated debt securities when payable, then a holder of such trust preferred securities may directly sue Boise Cascade or seek other remedies, to collect its pro rata share of payments owned.

REMOVAL AND REPLACEMENT OF TRUSTEES

    Only the holders of trust common securities may remove or replace the trustees of a Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration for the Trust.

CONVERSION OR EXCHANGE RIGHTS

    The applicable prospectus supplement will set forth the terms on which the trust preferred securities are convertible into or exchangeable for common stock or other securities of Boise Cascade or any other person. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Boise Cascade, and may include provisions pursuant to which the number of shares of common stock or other securities of Boise Cascade or any other person to be received by the holders of trust preferred securities would be subject to adjustment.

MERGERS, CONSOLIDATIONS, CONVERSIONS OR AMALGAMATIONS OF THE TRUSTS

    The Trusts may not consolidate, amalgamate, merge with or into, or be converted into or replaced by or convey, transfer or lease their properties and assets substantially as an entirety to any other corporation or other body, except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust securities or the other trustees, engage in any of the merger events referred to above, provided that:

    - the successor entity either

      (1) assumes all of the obligations of the Trust relating to its trust securities or

      (2) substitutes other securities for the trust securities that are substantially similar to such trust securities, so long as the successor securities rank the same as such trust securities for distributions and payments upon liquidation, redemption and otherwise;

    - Boise Cascade acknowledges a trustee of such successor entity who has the same powers and duties as the property trustee of the Trust, as the holder of the particular series of junior subordinated debt securities;

    - the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the trust preferred securities are then listed;

    - the merger event does not cause the trust preferred securities or successor securities to be downgraded by any national rating agency;

    - the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way;

    - the successor entity has a purpose identical to that of the Trust;

    - prior to the merger event, Boise Cascade has received an opinion of counsel from a nationally recognized law firm stating that

      (1) such merger event does not adversely affect the rights of the holders of the Trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity) and

      (2) following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

    - Boise Cascade or any permitted successor owns all of the common stock of such successor entity and guarantees the obligations of the successor entity under the successor securities in the same manner as in the trust preferred securities guarantee and the guarantee of the common securities for the Trust.

    In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the Trust may not consent to or engage in a merger event if that event would cause the Trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION

    The holders of trust preferred securities have no voting rights except as discussed above under "--Mergers, Consolidations, Conversion or Amalgamations of the Trust" and below under "Description of the Trust Preferred Securities Guarantee--Amendments and Assignment," and as otherwise required by law or the amended declaration for the Trust.

    The amended declaration may be amended if approved by a majority of the regular trustees of the Trust. However, if any proposed amendment provides for, or such regular trustees otherwise propose,

      (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such amended declaration or otherwise or

      (2) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of its amended declaration,

then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least 66 2/3% in liquidation amount of the trust securities affected by such amendment or proposal.

    If any amendment or proposal referred to in clause (1) above would adversely affect only a particular class of the trust securities of the Trust, then only the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal will only be effective with the approval of at least
66 2/3% in liquidation amount of such affected class.

    No amendment may be made to an amended declaration if such amendment would:

    - cause the Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

    - impose any additional obligation on Boise Cascade without the consent of Boise Cascade;

    - reduce or otherwise adversely affect the powers of the property trustee;
      or

    - cause the Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

    The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to:

    - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

    - direct the exercise of any trust or power conferred upon the property trustee under the Trust's amended declaration, including the right to direct the property trustee, as the holder of a series of junior subordinated debt securities, to

      (1) exercise the remedies available under the Junior Subordinated Indenture with respect to those junior subordinated debt securities,

      (2) waive any event of default under the Junior Subordinated Indenture that is waivable or

      (3) cancel an acceleration of the principal of the junior subordinated debt securities.

    However, if the Junior Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of the junior subordinated debt securities, then the property trustee must get approval of the holders of such "super-majority" in liquidation amount of the trust preferred securities.

    In addition, before taking any of the actions described above, the property trustee must obtain an opinion of counsel stating that, as a result of such action, the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

    The property trustee of the Trust will notify all trust preferred securities holders of the Trust of any notice received from the indenture trustee with respect to the junior subordinated debt securities held by the Trust.

    As described in the amended declaration, the property trustee may hold a meeting to have holders of trust preferred securities vote on a change or have them approve a change by written consent.

    Any trust preferred securities that are owned by Boise Cascade or any of its affiliates will be treated as if they were not outstanding for purposes of any vote or consent of trust preferred securities. This means:

    (1) Boise Cascade and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities and

    (2) any trust preferred securities owned by Boise Cascade or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    For matters relating to compliance with the Trust Indenture Act, the property trustee of the Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the Trust, undertakes to perform only such duties as are specifically set forth in the amended declaration and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default.

MISCELLANEOUS

    The regular trustees of a Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust in such a way that

    - it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

    - it will be classified as a grantor trust for United States federal income tax purposes; and

    - the junior subordinated debt securities held by it will be treated as indebtedness of Boise Cascade for United States federal income tax purposes.

    Boise Cascade and the regular trustees of the Trust are authorized to take any action (so long as it is consistent with applicable law or the certificate of trust or amended declaration) that Boise Cascade and the regular trustees of the Trust determine to be necessary or desirable for such purposes.

    Holders of trust preferred securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

    The amended declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware and the Trust Indenture Act.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

GENERAL

    Boise Cascade will execute a trust preferred securities guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. The trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The U.S. Bank Trust National Association will act as the guarantee trustee under the trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of trust preferred securities.

GUARANTEE PAYMENT

    This section summarizes the material and general terms of the guarantees that Boise Cascade will provide in respect of the preferred securities that the Trusts may offer. The summary in this section does not describe every aspect of the guarantee and is subject to and qualified in its entirety by reference to any description in the related prospectus supplement and to all the provisions of the guarantee agreements. The form of the guarantee agreement is filed as an exhibit to the registration statement.

    Boise Cascade will irrevocably agree, as described in the trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by a Trust, the following trust preferred securities guarantee payments when due to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert:

    - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds available to make the payment;

    - the redemption price, to the extent that the Trust has funds available to make the payment; and

    - upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with a distribution of junior subordinated debt securities to holders of such trust preferred securities or the redemption of all such trust preferred securities), the lesser of

      (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds available to make the payment and

      (2) the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

    Boise Cascade's obligation to make a trust preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

    The combined operation of Boise Cascade's obligations under the Junior Subordinated Indenture and the trust preferred securities guarantee and amended declaration has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

    The trust preferred securities guarantee will constitute an unsecured obligation of Boise Cascade and will rank:

    - subordinate and junior in right of payment to all of Boise Cascade's other liabilities, except those obligations made equal or junior to its obligations under the trust preferred securities guarantee;

    - equal with the senior most preferred or preference stock now or hereafter issued by Boise Cascade, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of its affiliates; and

    - senior to the common stock.

    The amended declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the trust preferred securities guarantee. The trust preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Boise Cascade, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity). A trust preferred securities guarantee will not be discharged except by payment of the guarantee Payments in full to the extent not previously paid or upon distribution of the corresponding series of junior subordinated debt securities to the holders of trust preferred securities pursuant to the amended declaration.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in any material respect (in which case no consent of such holders will be required), a trust preferred securities guarantee may only be amended with the prior approval of the holders of at least 66 2/3% in aggregate liquidation amount of such trust preferred securities. We have described the way to obtain any approval under "Description of the Trust Preferred Securities--Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the trust preferred securities guarantee will be binding on Boise Cascade's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

TRUST PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

    An event of default under the trust preferred securities guarantee occurs if Boise Cascade fails to make any of its required payments or perform its obligations under the trust preferred securities guarantee.

    The holders of at least a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power given to the guarantee trustee under the trust preferred securities guarantee.

INFORMATION CONCERNING THE TRUST PREFERRED GUARANTEE TRUSTEE

    The guarantee trustee under the trust preferred securities guarantee, other than during the occurrence and continuance of an event of default under the trust preferred securities guarantee, will only perform the duties that are specifically described in the trust preferred securities guarantee. After such a default, the trust preferred guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

    The trust preferred securities guarantee will terminate once the trust preferred securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to the holders of the trust preferred securities. The trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or such trust preferred securities guarantee.

GOVERNING LAW

    The trust preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                    THE TRUST PREFERRED SECURITIES GUARANTEE
             AND THE SUBORDINATED DEBT SECURITIES HELD BY THE TRUST

    Payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, will be guaranteed by Boise Cascade to the extent described above under "Description of the Trust Preferred Securities Guarantee." The combined operation of Boise Cascade's obligations under the trust preferred securities guarantee, amended declaration and the Junior Subordinated Indenture has the effect of providing a full, irrevocable and unconditional guarantee of each of the Trusts' obligations under its trust preferred securities.

    As long as Boise Cascade makes payments of interest and other payments when due on the junior subordinated debt securities held by a Trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the Trust. This is because:

    - the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the trust securities;

    - the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

    - Boise Cascade will pay for any and all costs, expenses and liabilities of each Trust except the trust's obligations under its trust preferred securities; and

    - each amended declaration provides that a Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    If and to the extent that Boise Cascade does not make payments on such junior subordinated debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, you may directly sue Boise Cascade or seek other remedies to collect your pro rata share of payments owed. If you sue Boise Cascade to collect payment, then Boise Cascade will assume your rights as a holder of trust preferred securities under the amended declaration to the extent Boise Cascade makes a payment to you in any such legal action.

    A holder of any trust preferred security may sue Boise Cascade, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing the guarantee trustee, the Trust or any other person or entity.

                              PLAN OF DISTRIBUTION

    Boise Cascade may sell common stock, preferred stock, any series of debt securities, warrants, purchase contracts, units or guarantees and the Trusts may sell trust preferred securities in one or more of the following ways from time to time:

    - to underwriters for resale to the public or to institutional investors;

    - directly to institutional investors; or

    - through agents to the public or to institutional investors.

    The offered securities may be distributed periodically in one or more transactions at:

    - a fixed price or prices, which may be changed;

    - market prices prevailing at the time of sale;

    - prices related to the prevailing market prices; or

    - negotiated prices.

In connection with the sale of offered securities, underwriters or agents may receive compensation from Boise Cascade in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters or agents may sell offered securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    The prospectus supplement will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to Boise Cascade or the Trusts, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

    If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

    Underwriters, dealers, and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters and agents may be entitled under agreements entered into with Boise Cascade and/or the Trusts to indemnification by Boise Cascade and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

    Underwriters and agents and/or their affiliates may engage in transactions with or perform services for Boise Cascade and its affiliates in the ordinary course of business.

    If indicated in the Prospectus Supplement, Boise Cascade will authorize dealers or other persons acting as its agents to solicit offers by certain institutions to purchase offered securities from Boise Cascade pursuant to delayed purchase contracts providing for payment and delivery on the date(s) stated in the prospectus supplement. Each contract will be for an amount not less than (and the aggregate amount of offered securities sold pursuant to contracts shall be not less or more than) the respective amounts stated in the prospectus supplement. Institutions with whom Boise Cascade may enter into delayed purchase contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Purchasers will in all cases be subject to Boise Cascade's approval. The obligations of any purchaser under any delayed contract will not be subject to any conditions except:

    1. The purchase by an institution of the offered securities covered by its delayed contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

    2. If the offered securities are being sold to underwriters, Boise Cascade shall have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by delayed purchase contracts.

The underwriters will not have any responsibility regarding the validity or performance of the delayed purchase contracts.

    Each series of offered securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York

Stock Exchange and the Chicago Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange and the Chicago Stock Exchange subject to official notice of issuance. Other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by Boise Cascade or by a Trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                         VALIDITY OF OFFERED SECURITIES

    The validity of the Offered Securities will be passed upon for us by John W. Holleran, who is our Senior Vice President and General Counsel, and for the underwriters or agents, if any, by Sullivan & Cromwell, New York, New York. Certain matters of Delaware law relating to the trust preferred securities will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts. As of December 31, 1998, Mr. Holleran was the beneficial owner of 1,146 shares of our common stock and 883 shares of our Convertible preferred stock, Series D, in the Employee Stock Option Plan. Mr. Holleran holds options to purchase shares of our common stock under a Company stock option plan. Sullivan & Cromwell and Richards, Layton & Finger, P.A. from time to time render legal services to Boise Cascade.

                                    EXPERTS

    The audited financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports which accompany those statements, and are incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    Boise Cascade Corporation files reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms at:

    - 450 Fifth Street, N.W.
      Room 1024
      Washington, D.C. 20549;

    - Seven World Trade Center
      13th Floor
      New York, New York 10048; and

    - Citicorp Center
      500 West Madison Street
      Suite 1400
      Chicago, Illinois 60601.

    Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the SEC at:

    - New York Stock Exchange
      20 Broad Street
      New York, New York 10005; and

    - Chicago Stock Exchange
      One Financial Place
      440 South LaSalle Street
      Chicago, Illinois 60605-1070.

    We have filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information on Boise Cascade, the Trusts and the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the SEC in the ways described above, or from Boise Cascade.

                           INCORPORATION BY REFERENCE

    The SEC allows us to "incorporate by reference" information we file with them. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

    We incorporate by reference the following documents which we have filed with the SEC:

    (1) Annual Report on Form 10-K for the year ended December 31, 1998; and

    (2) The portions of Boise Cascade's Proxy Statement on Schedule 14A for the annual meeting of shareholders to be held on April 15, 1999, that have been incorporated by reference into the 10-K for the year ended December 31, 1998.

    We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

    You may request a copy of these filings, at no cost, by contacting us at:

Investor Relations Department
Boise Cascade Corporation
P.O. Box 50
Boise, ID 83728-00001
208/384-6390
e-mail: BCWEB@BC.COM

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    We estimate the expenses of the offering described in this Registration Statement to be as follows:

Commission filing fee (actual fee)................................  $  73,670
Accounting fees and expenses......................................     10,000
Legal fees and expenses...........................................    100,000
Rating agencies' fees.............................................    200,000
Transfer Agent's, Trustee's and Depositary's fees and expenses....     25,000
Printing and Engraving............................................    100,000
Miscellaneous.....................................................      6,330
                                                                    ---------
Total.............................................................  $ 515,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware authorizes Boise Cascade to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees. Boise Cascade has also entered into agreements with each director to indemnify him or her to the fullest extent permitted by Delaware Law.

    Our directors and officers are insured, under insurance policies maintained by Boise Cascade (subject to the limitations of the policies), against certain expenses incurred in the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Under the amended declarations, Boise Cascade will agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Trustee, any affiliate of any Trustee, any officer, director, shareholder, employee, representative or agent of any Trustee, and any employee or agent of the Trusts or their affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Trust or in connection with the administration of the Trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the amended declarations, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

ITEM 16. LIST OF EXHIBITS

    Required exhibits are listed in the Index to Exhibits and are incorporated by reference.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    6. To file applications for the purpose of determining the eligibility of the trustees under the Subordinated Indenture and the Junior Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

    Each person whose signature appears below appoints George J. Harad and John
W. Holleran, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable Boise Cascade to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Boise Cascade certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on March 24, 1999.

                                          BOISE CASCADE CORPORATION

                                          By         /s/ GEORGE J. HARAD

                                            ------------------------------------

                                                      George J. Harad,
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 24, 1999.

SIGNATURES                                     TITLE
---------------------------------------------  -------------------------

Principal Executive Officer:

            /s/ GEORGE J. HARAD*
 -------------------------------------------   Chairman of the Board and
               George J. Harad                  Chief Executive Officer

Principal Financial Officer:

            /s/ THEODORE CRUMLEY
 -------------------------------------------   Senior Vice President and
              Theodore Crumley                  Chief Financial Officer

Principal Accounting Officer:

             /s/ TOM E. CARLILE
 -------------------------------------------   Vice President and
               Tom E. Carlile                   Controller

A Majority of the Directors

             /s/ GEORGE J. HARAD
 -------------------------------------------   Director
               George J. Harad

            /s/ ANNE L. ARMSTRONG
 -------------------------------------------   Director
              Anne L. Armstrong

            /s/ PHILIP J. CARROLL
 -------------------------------------------   Director
              Philip J. Carroll

 -------------------------------------------   Director
               Rakesh Gangwal

           /s/ ROBERT K. JAEDICKE
 -------------------------------------------   Director
             Robert K. Jaedicke

SIGNATURES                                     TITLE
---------------------------------------------  -------------------------

 -------------------------------------------   Director
         Francesca Ruiz de Luzuriaga

           /s/ DONALD S. MACDONALD
 -------------------------------------------   Director
             Donald S. Macdonald

             /S/ GARY G. MICHAEL
 -------------------------------------------   Director
               Gary G. Michael

             /s/ PAUL J. PHOENIX
 -------------------------------------------   Director
               Paul J. Phoenix

           /s/ A. WILLIAM REYNOLDS
 -------------------------------------------   Director
             A. William Reynolds

              /s/ JANE E. SHAW
 -------------------------------------------   Director
                Jane E. Shaw

            /s/ FRANK A. SHRONTZ
 -------------------------------------------   Director
              Frank A. Shrontz

            /s/ EDSON W. SPENCER
 -------------------------------------------   Director
              Edson W. Spencer

           /s/ WARD W. WOODS, JR.
 -------------------------------------------   Director
             Ward W. Woods, Jr.

Dated: March 24, 1999

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of Boise Cascade Trust I, Boise Cascade Trust II and Boise Cascade Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on March 24, 1999.

                                          BOISE CASCADE TRUST I

                                          By BOISE CASCADE CORPORATION

                                          By         /s/ JOHN W. HOLLERAN

                                            ------------------------------------

                                                      John W. Holleran
                                                   SENIOR VICE PRESIDENT
                                                    AND GENERAL COUNSEL

                                          BOISE CASCADE TRUST II

                                          By BOISE CASCADE CORPORATION

                                          By         /s/ JOHN W. HOLLERAN

                                            ------------------------------------

                                                      John W. Holleran
                                                   SENIOR VICE PRESIDENT
                                                    AND GENERAL COUNSEL

                                          BOISE CASCADE TRUST III

                                          By BOISE CASCADE CORPORATION

                                          By         /s/ JOHN W. HOLLERAN

                                            ------------------------------------

                                                      John W. Holleran
                                                   SENIOR VICE PRESIDENT
                                                    AND GENERAL COUNSEL

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 1999, incorporated by reference into Boise Cascade Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement on Form S-3.

Boise, Idaho
March 24, 1999

                                          ARTHUR ANDERSEN LLP

                           BOISE CASCADE CORPORATION
                                 EXHIBIT INDEX
                              Filed with Form S-3

 EXHIBIT                                                                                                                   PAGE
-----------                                                                                                             -----------

       1.1              The form of Underwriting Agreement with respect to Boise Cascade's debt securities will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       1.2              The form of Underwriting Agreement with respect to Boise Cascade's Common Stock and Preferred
                        Stock will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       1.3              The form of Underwriting Agreement with respect to the Preferred Securities of the Trusts will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       1.4              The form of Underwriting Agreement with respect to the units will be filed as an exhibit to a
                        Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       4.1   (1)        Restated Certificate of Incorporation, as restated to date.

       4.2   (2)        Bylaws, as amended, December 11, 1998

       4.3   (3)        Indenture dated as of October 1, 1985, between Boise Cascade and U.S. Bank Trust National
                        Association (as successor to Morgan Guaranty Trust Company of New York)

       4.4   (4)        First Supplemental Indenture dated December 20, 1989

       4.5   (5)        Second Supplemental Indenture dated August 1, 1990

       4.6              Form of Subordinated Indenture to be used in connection with the issuance of Boise Cascade's subordinated debt securities.

       4.7              Form of Junior Subordinated Indenture to be used in connection with the issuance of the junior subordinated debt securities to the Boise Cascade Trusts.

       4.8              Form of senior debt securities (included in Exhibit 4.3).

       4.9              Form of subordinated debt securities (included in Exhibit 4.6).

       4.10             Form of junior subordinated debt securities (included in Exhibit 4.7).

       4.11             The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       4.12             The form of Purchase Contract Agreement, between Boise Cascade and the Purchase Contract Agent
                        (including as Exhibit A the form of the Security Certificate), will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       4.13             Certificate of Trust of Boise Cascade Trust I.

       4.14             Certificate of Trust of Boise Cascade Trust II.

 EXHIBIT                                                                                                                   PAGE
-----------                                                                                                             -----------
       4.15             Certificate of Trust of Boise Cascade Trust III.

       4.16             Declaration of Trust of Boise Cascade Trust I.

       4.17             Declaration of Trust of Boise Cascade Trust II.

       4.18             Declaration of Trust of Boise Cascade Trust III.

       4.19             Form of Amended and Restated Declaration of Trust for the Boise Cascade Trusts.

       4.20             Form of Trust Preferred Security (included in Exhibit 4.19).

       4.21             Form of Guarantee Agreement with respect to the Preferred Securities of the Boise Cascade
                        Trusts.

       4.22             The form of Deposit Agreement will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       4.23             Form of Depositary Receipt (included in Exhibit 4.22).

       4.24             The form of Warrant Agreement will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

       4.25             Form of Warrant Certificate (included in Exhibit 4.24).

       5.1              Opinion of John W. Holleran.

       5.2              Opinion of Richards, Layton & Finger, P.A.

      12.1   (6)        Statement re computation of ratio of earnings to fixed charges.

      12.2              Statement re computation of ratio of earnings to combined fixed charges and preferred dividend requirements.

      23.1              Consent of Arthur Andersen LLP (see page S-8).

      23.2              Consent of John W. Holleran (included in Exhibit 5.1).

      23.3              Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

      24.               Power of Attorney (included on signature pages of this registration statement).

      25.1              Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of
                        U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New
                        York), as Trustee under the Senior Indenture.

      25.2              The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

      25.3              The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Junior Subordinated Indenture will be filed as an exhibit to a Current
                        Report of Boise Cascade on Form 8-K and incorporated herein by reference.

      25.4              The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee of the Preferred Securities Guarantee of Boise Cascade for the benefit of the holders of the
                        Preferred Securities of the Boise Cascade Trust I, II and III will be filed as an exhibit to a
                        Current Report on Form 8-K and incorporated herein by reference.

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
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      25.5              The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Amended and Restated Declaration of Trust of Boise Cascade Trust I, II and III will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

------------------------

(1) The Restated Certificate of Incorporation was filed under Exhibit 3 in Boise Cascade's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and is incorporated by this reference.

(2) The Bylaws, as amended, December 11, 1998 were filed under Exhibit 3.2 in Boise Cascade's Form 10-K for the year ended December 31, 1998 (File No. 1-5057), and are incorporated by this reference.

(3) The Indenture was filed under Exhibit 4 in Boise Cascade's Registration Statement on Form S-3, Registration No. 33-5673, filed May 13, 1986, and is incorporated by this reference.

(4) The First Supplemental Indenture was filed under Exhibit 4.2 in Boise Cascade's Pre-Effective Amendment No. 1 to Form S-3, Registration No. 33-32584, filed December 20, 1989, and is incorporated by this reference.

(5) The Second Supplemental Indenture was filed under Exhibit 4.1 in Boise Cascade's Form 8-K filed August 10, 1990 (File No. 1-5057), and is incorporated by this reference.

(6) The "Statement re computation of ratio of earnings to fixed charges" was filed under Exhibit 12 in Boise Cascade's Form 10-K for the year ended December 31, 1998 (File No. 1-5057), and is incorporated by this reference.